Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 (Amendment No. 2) of Park Place Energy Inc. of our report dated March 31, 2015, relating to our audit of the consolidated financial statements of Park Place Energy Corp. and subsidiaries as of and for the year ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-4 (Amendment No. 2).

/s/ WHITLEY PENN LLP

Dallas, Texas

October 14, 2015